Exhibit 4.5

Olden Lane Trust Series 9

Series MSA Supplement

Dated as of: October 27, 2017

This Series Master Services Agreement Supplement (the “Series MSA Supplement”) relating to Olden Lane Trust Series 9 (“Series 9 of Trust”) among the Trust, Olden Lane Securities LLC, as Depositor, Olden Lane Advisors LLC, as Evaluator and Supervisor, and The Bank of New York Mellon, as Custodian, Transfer Agent and Administrator, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled “Master Services Agreement For Olden Lane Trust, Effective for Unit Investment Trusts Investing in Equity Securities, Debt Securities and/or Derivative Transactions Established On and After November 19, 2015” (the “Master Services Agreement”) and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument.

Witnesseth That:

In consideration of the premises and of the mutual agreements herein contained, the Trust, the Depositor, the Custodian, the Transfer Agent, the Administrator, the Evaluator and the Supervisor agree with respect to the Series 9 of Trust as follows:

PART I

Master Services Agreement

The Trust hereby appoints Olden Lane Securities LLC, as Depositor, Olden Lane Advisors LLC, as Evaluator and Supervisor and The Bank of New York Mellon as Custodian, Transfer Agent and Administrator of the Series 9 of Trust, and by their execution and delivery hereof, Olden Lane Securities LLC, Olden Lane Advisors LLC and The Bank of New York Mellon accept their respective appointments.

Subject to the provisions of Part II hereof, all the provisions contained in the Master Services Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument. In the event of any inconsistency between the provisions of this Series MSA Supplement and the provisions of the Master Services Agreement, the Series MSA Supplement will prevail. All capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Master Services Agreement.

PART II

Special Terms and Conditions of Olden Lane Trust Series 9

The Series 9 of Trust specifies the following special terms and conditions:

1.                   The Securities for the Series 9 of Trust listed in Part 1 of Schedule A hereto have been deposited with the Custodian by the Depositor or its designee. Listed in Part 2 of Schedule A are Contract Securities; the Depositor or its designee will deliver to the Custodian the Securities represented by such Contract Securities as provided in the Master Services Agreement.

2.                   The aggregate number of Units for the Series 9 of Trust described in Section 2.03(a) of the Master Services Agreement shall be that number of Units set forth under “Statement of Financial Condition—Number of Units” in the Prospectus for the Series 9 of Trust.

3.                   The undivided beneficial interest in and ownership of the Series 9 of Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which shall be the amount set forth under “Statement of Financial Condition—Number of Units” in the Prospectus for the Series 9 of Trust.

4.                   For each Security, the Underlying Asset to Unit Ratio for the Series 9 of Trust shall be equal to the ratio of (i) the “Aggregate Principal Amount” in respect of such Securities set forth under “Trust Portfolio—Portfolio Composition” in the Prospectus for Series 9 of Trust to (ii) the number of Units for Series 9 of Trust set forth under “Statement of Financial Condition—Number of Units” in the Prospectus for the Series 9 of Trust.

5.                   The term “Record Dates” shall mean the “Record Dates” set forth under “Essential Information” in the Prospectus for the Series 9 of Trust.

6.                   The term “Distribution Dates” shall mean the “Distribution Dates” set forth under “Essential Information” in the Prospectus for the Series 9 of Trust.

7.                   There shall be no “Deferred Sales Charge” or “Deferred Sales Charge Payment Dates.”

8.                   The term “Business Day” shall be as defined in the Master Services Agreement.

9.                   The term “Trading Day” shall mean a Business Day that is also a “trading day” as set forth in footnote no. 2 under the section entitled “Essential Information” in the Prospectus for the Series 9 of Trust.

10.                The term “Mandatory Termination Date” shall mean the “Termination Date” set forth under “Essential Information” in the Prospectus for the Series 9 of Trust, subject to postponement as described in the Prospectus for the Series 9 of Trust.

11.                The Series 9 of Trust shall elect to be a Regulated Investment Company and, if required, the Depositor shall, on behalf of the Series 9 of Trust, make such filings necessary to make such election.

12.                The Depositor’s, Evaluator’s and Supervisor’s annual compensation shall be the amount set forth under “Fee Table” in the Prospectus for the Series 9 of Trust.

13.                The aggregate of the Custodian’s, the Transfer Agent’s and the Administrator’s annual compensation shall be the amount set forth under “Fee Table” in the Prospectus for the Series 9 of Trust, with an aggregate minimum of $10,000 per annum.

14.                The term “Initial Date of Deposit” for the Series 9 of Trust shall be the date of this Series MSA Supplement.

15.                The term “Organizational Expense Period” for the Series 9 of Trust shall mean the period ending on the earlier of (i) the expiration of the initial offering period set forth in the Prospectus or (ii) the 180th day after the Initial Deposit Date.

16.                No Unitholder will be eligible for an In-Kind Distribution of Securities pursuant to Section 6.02 of the Master Services Agreement.

17.                Section 6.04 of the Master Services Agreement (“Rollover of Units”) shall not apply to the Series 9 of Trust.

18.                The “Creation and Development Fee” shall be the amount set forth under “Fee Table” in the Prospectus for the Series 9 of Trust.

19.                The Depositor and Evaluator represent that the Evaluator’s determination of the value of each Security as of the Initial Date of Deposit shall be set forth under “Trust Portfolio—Portfolio Composition” in the Prospectus for Series 9 of Trust, incorporated herein by reference.

20.                The Depositor may direct the dissolution of the Series 9 of Trust if due to (x) any action taken by a governmental body, or brought in court, or (y) a change in law (including tax law) or in the application or official interpretation of any law), there is or there is a substantial likelihood that the Series 9 of Trust will be prohibited in any material way from pursuing its principal investment strategy in the same manner and economic terms as on the inception date.

21.                The Series 9 of Trust is a Derivatives Trust Series, and the following sections will apply:

(i)	A form of the relevant Derivative Agreement(s) is attached hereto as Schedule B.
(ii)	The Depositor shall cause the Series 9 of Trust to enter into each Derivative Transaction set forth under “Trust Portfolio—Portfolio Composition” in the Prospectus for Series 9 of Trust and shall endorse and deliver each related Derivative Agreement concurrently with the execution of this Series MSA Supplement and cause a copy of each such Derivative Agreement to be annexed under Schedule B
(iii)	The Depositor and Evaluator represent that the Evaluator’s determination of the value of each Derivative Transaction as of the Initial Date of Deposit shall be set forth under “Trust Portfolio—Portfolio Composition” in the Prospectus for Series 9 of Trust, incorporated herein by reference.
(iv)	For each Derivative Transaction, the Underlying Asset to Unit Ratio is equal to the ratio of (i) the “Number of Options Contracts” in respect of such Derivative Transactions set forth under “Trust Portfolio—Portfolio Composition” in the Prospectus for Series 9 of Trust to (ii) the number of Units for Series 9 of Trust set forth under “Statement of Financial Condition—Number of Units” in the Prospectus for the Series 9 of Trust.
(v)	The term “Derivative Counterparty” shall mean the Options Clearing Corporation (the “OCC”) and the relevant member of the OCC set forth in the relevant Derivatives Agreement.
(vi)	For the Series 9 of Trust, Section 3.05 of the Master Services Agreement shall not apply.
(vii)	As provided in Section 5.01 of the Master Services Agreement (“Evaluation of Securities”), the following provisions shall govern the evaluation of Derivative Transactions entered into on behalf of the Series 9 of Trust: (a) In respect of Derivative Transactions, the Evaluator shall determine the Evaluation based upon the last quoted prices for the Derivative Transactions where readily available and appropriate as determined by the Evaluator. In cases where the Derivative Transactions were not traded on the valuation date or where the Evaluator determines that market quotations are unavailable or inappropriate (e.g. due to infrequent transactions, thin trading or otherwise), the Evaluator shall determine the Evaluation of the Derivatives Transactions based on the last asked price (if the Series 9 of Trust is “short” the relevant Derivative Transaction) or bid price (if the Series 9 of Trust is “long” the relevant derivative Transaction) provided by dealers active in market-making of securities similar to the Derivatives Transactions in the over-the-counter market, if available and appropriate. If market quotes, ask prices and bid prices are unavailable or inappropriate, the Evaluator shall determine the Evaluation based on the Evaluator’s good faith determination of the fair value of the Derivatives Transactions at its reasonable discretion. To determine the fair value of the Derivatives Transactions, where and if available, the Evaluator may use values generated using third party valuation services. The Evaluator may also generate its own model-based Evaluations of the Derivatives Transactions, including using the Black-Scholes model for option valuation and using current market quotations and ask/bid prices for comparable Derivatives Transactions that are more actively traded.

(b) During the initial offering period set forth in the Prospectus, the Evaluation of Derivative Transactions shall be made (i) when the Series 9 of Trust is “long” the relevant Derivative Transactions, on the basis of the ask side of the market and (ii) when the Series 9 of Trust is “short” the relevant Derivative Transactions, on the basis of the bid side of the market. Upon expiration of the initial offering period set forth in the Prospectus, the Evaluation of Derivative Transactions shall be made (i) when the Series 9 of Trust is “long” the relevant Derivative Transactions, on the basis of the bid side of the market and (ii) when the Series 9 of Trust is “short” the relevant Derivative Transactions, on the basis of the ask side of the market.

22.                For the Series 9 of Trust, The following provisions shall modify and supplement the Master Services Agreement:

(i)	Section 3.20(a) is modified to add the following sentence prior to the last sentence of such paragraph:

With the prior consent of the Custodian, the Depositor is authorized to engage a broker qualified to act as a custodian for assets of the Series pursuant to Rule 17f-4 under the 1940 Act to maintain custody of, and act as clearing broker with respect to transactions involving, options and other instruments cleared through the Options Clearing Corporation of which the Custodian is unable to maintain custody. The clearing broker shall be identified in the Derivative Agreement attached to the Series MSA Supplement.

(ii)	Section 3.18 is modified to add the following at the end thereof:

The Depositor is authorized to take such actions and make such elections as the Depositor determines to be desirable to maintain the qualification of the Series of Trust as a regulated investment company and to reduce taxes paid by the Series of Trust notwithstanding that such actions or elections may increase the taxable income or gain reportable by Unitholders or may adversely affect the investment performance of the Series of Trust. The Depositor shall not be liable to any Unitholder or other Person for any such action taken or election made, or the failure to take any such action or make any such election, determined by the Depositor in good faith.

(iii)	Section 3.06 (a) is modified to add the following sentences at the end thereof:

“If the cash balances of the Series Income Account and Series Capital Account are insufficient to pay the expenses of the Series of Trust, the Depositor shall sell or liquidate Securities or Derivative Transactions in an amount sufficient for the payment of such expenses, provided, however, that the Depositor is authorized, but has no obligation, to assume any of the expenses otherwise payable by the Series of Trust and in such event shall pay the expense directly or provide funds to the Custodian for such payment.  The Depositor shall provide the Custodian written notice of the expenses to be assumed and their amount, and such assumption shall be reflected in the Trust Series Evaluation commencing with the first Trust Series Evaluation following the Custodian’s receipt of such notice. With respect to the foregoing sentence and solely for the Series 9 of Trust, the Depositor hereby notifies the Custodian that it assumes all expenses of the Series 9 of Trust in excess of (i) the aggregate fees of the Custodian, Transfer Agent and Administrator (other than the excess of the $10,000 minimum annual fee over the annual compensation accrued at the per Unit rate set forth in the Prospectus which excess the Depositor assumes) and (ii) $2.20 per 100 Units of other administrative expenses.”

(iv)	The first sentence of Section 3.06 (b)(i) is modified to read in its entirety as follows:

“On each Distribution Date, the Transfer Agent shall distribute to each Unitholder of record at the close of business on the preceding Record Date an amount per Unit equal to such Unitholder’s Income Distribution (as defined below in paragraph (c) of this Section 3.06), plus such Unitholder’s pro rata share of such part, or all, of the balance of the Series Capital Account (computed as provided below in paragraph (d) of this Section 3.06) as the Depositor shall determine, taking into account, among other things, cash needed for payment of future trust expenses, except that, notwithstanding any provisions herein to the contrary, (x) with respect to any Series of Trust which is a widely held fixed investment trust as defined in Treas. Reg. Section 1.671-5(b)(22), the Transfer Agent shall, on any Distribution Date, distribute the cash available for distribution in the Series Income and Series Capital Accounts within the meaning of Treas. Reg. Section 1.671-5(b)(5) if the aggregate amount of such cash available for distribution is equal to or greater than .1% of the net asset value of such Series of Trust on the related Record Date and (y) with respect to any Series of Trust which has elected to qualify as a “regulated investment company,” the Transfer Agent shall make such distributions from the Series Income and Series Capital Accounts as may be necessary, as determined and communicated to the Transfer Agent by that Series of Trust’s independent accountants engaged by the Depositor pursuant to Section 7.03, in order to avoid the imposition of any income or excise taxes on undistributed income in that Series of Trust.”

(v)	Section 3.14 is modified to add the following sentence as the last sentence of the first paragraph thereof:

“Each of the Evaluator, Supervisor or Depositor may waive any portion of the compensation otherwise payable to it by written notice to the Custodian. Any such waiver shall be irrevocable and shall be reflected in the Trust Series Evaluation commencing with the first Trust Series Evaluation following the Custodian’s receipt of such notice.”

This Series MSA Supplement shall be deemed effective when executed and delivered by the Trust, the Depositor, the Custodian, the Transfer Agent, the Administrator, the Evaluator and the Supervisor. Facsimile or electronic signatures (including signatures in Portable Document Format (PDF)) to this Series MSA Supplement shall be acceptable and binding, and this Series MSA Supplement may be delivered by facsimile or other electronic means (including by electronic mail or a designated document storage website).

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the undersigned have caused this Series MSA Supplement to be executed; all as of the day, month and year first above written.

Olden Lane Trust Series 9,

a Delaware Statutory Trust

By: Olden Lane Securities LLC,
as Depositor

By:  ___________________________________
Michel Serieyssol
CEO

Olden Lane Securities LLC,

as Depositor

By:  _____________________________________
Michel Serieyssol
CEO

Olden Lane Advisors LLC,

as Evaluator and Supervisor

By:  _____________________________________
  Michel Serieyssol
  CEO

THE BANK OF NEW YORK MELLON,

as Custodian, Transfer Agent and Administrator

By:  _____________________________________
  Gerardo Cipriano
  Vice President

Series MSA Supplement – Signature Page

Schedule A to Series MSA Supplement

Securities Initially Deposited

in

Olden Lane Trust Series 9

Part 1

Securities Delivered to the Custodian on The initial Date of Deposit

Part 2

Contract Securities

Incorporated herein by this reference and made a part hereof is the "Trust Portfolio—Portfolio Composition” in schedule as set forth in the Prospectus for Series 9 of Trust.

Schedule B to Series MSA Supplement

Form of Derivative Agreement